PRESS RELEASE



FOR IMMEDIATE RELEASE                        CONTACT:

TITANIUM METALS CORPORATION                       JOE COMPOFELICE
1999 BROADWAY, SUITE 4300                         CHIEF FINANCIAL OFFICER
DENVER, COLORADO 80202                            281-423-3303


                    TIMET STRIKES LONG-TERM DEAL FOR SPONGE
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     DENVER, COLORADOYDecember 22, 1997YTitanium Metals Corporation (TIMET)
(NASDAQ:TIMT) announced today that it has entered into a long-term agreement for the purchase of titanium sponge from Specialty Metals Company of Belgium. The sponge will be produced for Specialty Metals by Ust-Kamenogorsk Titanium and Megnesium Plant in Kazakhstan, which is managed by SMC under contract.

     The agreement is for ten years, with firm pricing for the first five years (subject to certain adjustments). Volumes purchased under the contract will be up to 10,000 metric tons of sponge annually.

     J. Landis Martin, Chairman and Chief Executive Officer of TIMET noted, AWe are very pleased to have concluded this important supply arrangement with Specialty Metals Company for the supply of Ust-Kamenogorsk Sponge. This will help to assure TIMET of adequate supplies of raw material to support our long-term agreements with our important aerospace customers, as well as our efforts to promote the market for emerging uses.@
     TIMET, headquartered in Denver, Colorado is a leading worldwide integrated producer of titanium metals products.



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